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                         AMENDMENT
                            TO
                    ANGELICA CORPORATION
                     SUPPLEMENTAL PLAN



The Angelica Corporation Supplemental Plan (the "Plan") hereby is amended, effective as of August 1, 1996 in the following particulars.

1.   Section 1(f) of the Plan is amended to read as follows:

     "(f) The word `compensation' means all remuneration for personal services paid a Participant by the Company during a Plan Year, including discretionary or incentive bonus or other extra compensation and all employee contributions under the Angelica Corporation Retirement Savings Plan, the Angelica Corporation Deferred Compensation Option Plan for Directors and the Angelica Corporation Deferred Compensation Option Plan for Selected Management Employees, whether or not such contributions constituted taxable income to the Participant, but excluding any matching contributions in cash and/or Company stock made by the Company on behalf of the Participant under an incentive, stock or nonqualified deferred compensation plan maintained by the Company, any contractual bonus committed in connection with the acquisition of any business by the Company, any costs of this plan, any amount contributed by the Company for the benefit of such Participant to any pension or profit sharing plan (including the Federal Social Security Program), any amount paid by the Company on behalf of such Participant for life, accident, health or medical insurance or for any other so-called `fringe benefits,' or any reimbursement (directly or indirectly) of expenses, or any expense paid on behalf of such Participant."

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 30th day of
                                             ----
      July          , 1996.
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                        ANGELICA CORPORATION


                        By      /s/ L. J. Young
                             -------------------------------------
                             Chairman of the Board,
                             President and Chief Executive Officer